Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Florida Quality Income Municipal Fund
33-42086
811-6382

A special meeting of shareholders was held in the offices of Nuveen Investments on October 12, 2007, at this meeting shareholders were asked to vote on a New Investment
Management Agreement and to ratify the selection of Ernst and Young LLP as the funds independent registered public accounting firm.

To approve a new investment management agreement<s>
 Common and MuniPreferred shares voting together as a class <c>
  MuniPreferred shares voting together as a class <c>
   For
             7,363,659
                          -
   Against
             1,383,585
                          -
   Abstain
                232,095
                          -
   Broker Non-Votes
             1,921,948
                          -
      Total
           10,901,287
                          -
To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for the current fiscal year<s>
   For
           10,307,024
                          -
   Against
                472,466
                          -
   Abstain
                121,797
                          -
      Total
           10,901,287
                          -

Proxy materials are herein incorporated by reference to the SEC filing on August 22, 2007, under Conformed Submission Type DEF 14A, accession number 0000950137-07-012803.